Exhibit 99.1

Public Relations:	Investor Relations:
Steve Gabriel	John J. Hanlon
Porter Novelli	Synplicity, Inc.
(408) 369-4600 x627	(408) 215-6000
steve.gabriel@porternovelli.com	ir@synplicity.com

SYNPLICITY ANNOUNCES FIRST QUARTER 2007 RESULTS

SUNNYVALE, Calif., April 25, 2007— Synplicity®, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced financial results for the quarter ended March 31, 2007.

Revenue for the quarter ended March 31, 2007 was $14.9 million, compared to $14.5 million for the quarter ended March 31, 2006. On a generally accepted accounting principles (GAAP) basis, net income was $654,000, or $0.02 per diluted share, for the quarter ended March 31, 2007, as compared to a GAAP net loss of $1.2 million, or $(0.04) per diluted share, for the quarter ended March 31, 2006. For the quarter ended March 31, 2007, GAAP net income included $248,000 in amortization of intangible assets and $879,000 of stock-based compensation expense. For the quarter ended March 31, 2006, GAAP net income included $223,000 in amortization of intangible assets, $961,000 of stock-based compensation expense and a restructuring charge of $854,000.

The balance of cash and short-term investments decreased from $65.4 million at December 31, 2006 to $65.1 million at March 31, 2007, net of $2.6 million used during the first quarter of 2007 to repurchase 400,000 shares of Synplicity stock.

“We are pleased to report that the results in the first quarter of 2007 came in ahead of our expectations,” said Gary Meyers, president and CEO of Synplicity. “We enjoyed another successful quarter of Synplify Premier sales at 15% of our total bookings and Certify generated 9% of the total. I remain excited with our new product release calendar that has already included the ASIC edition of Synplify DSP, and later this year will include new capabilities in Synplify Premier as well as the production version of our unique TotalRecallTM technology,” concluded Meyers.

Business Outlook

The following statements are based on current expectations. The full year 2007 guidance is unchanged and we do not intend to update, confirm or change this guidance until our earnings conference call for the second quarter of 2007.

•	Revenue for the quarter ending June 30, 2007 is expected to range from $15.3 million to $15.6 million.

•

GAAP net income per share is expected to range from $0.01 to $0.02 in the quarter. GAAP net income is expected to include about $875,000 of stock-based compensation and about $250,000 of intangible assets amortization.

Audio Webcast

The Company’s earnings call will be webcast today at 3:00 p.m. Pacific, and may be accessed at http://investor.synplicity.com. The Company will discuss its first quarter 2007 results. Following completion of the call, a rebroadcast of the webcast will be available at http://investor.synplicity.com through June 30, 2007. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific on April 25, 2007 through May 9, 2007. To listen to a replay, call (719) 457-0820, access code 1350745.

About Synplicity

Synplicity® Inc. (Nasdaq:SYNP) is a leading supplier of innovative software solutions that enable the rapid and effective design of Programmable Logic Devices (FPGAs, PLDs and CPLDs) that serve a wide range of communications, military/aerospace, consumer, semiconductor, computer, and other electronic systems markets. Synplicity’s tools provide outstanding performance, cost and time-to-market benefits by simplifying, improving and automating key design planning, logic synthesis, physical synthesis and verification functions for FPGA, FPGA-based ASIC verification, and DSP designers. Synplicity is the number one supplier of FPGA synthesis solutions and has been rated #1 in customer satisfaction since 2004 in EE Times’ Annual FPGA Customer Survey. Synplicity products support industry-standard design languages (VHDL and Verilog) and run on popular platforms. The company operates in over 20 facilities worldwide and is headquartered in Sunnyvale, California. For more information visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding the Company’s execution and results, release of our products and upgrades, revenue, the estimated net income, net income per share, operating expenses, operating margin, the effective tax rate and certain expenses for 2007. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements including continued demand for the Company’s FPGA products, the Company’s ability to increase revenue from its FPGA products, the orderly wind down of its ASIC business and employee retention. For additional information and considerations regarding the risks faced by the Company, see its annual report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. The Company disclaims any obligation to update information contained in any forward-looking statement.

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Synplicity, Synplify and Certify are registered trademarks of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006 (1)
	(unaudited)
Assets:
Current assets:
Cash, cash equivalents and short-term investments	$65,076	$65,397
Accounts receivable, net	9,268	10,323
Prepaid expenses(2)	1,345	1,314
Other current assets(2)	878	915

Total current assets	76,567	77,949
Property and equipment, net	2,390	2,390
Goodwill	1,272	1,272
Intangible assets, net	787	1,035
Other assets	1,205	1,163

Total assets	$82,221	$83,809

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$576	$1,299
Accrued liabilities	1,585	1,537
Accrued compensation(2)	3,916	4,360
Deferred revenue	18,431	18,409

Total current liabilities	24,508	25,605
Other liabilities(2)	126	89
Shareholders’ equity:
Common stock(2)	61,523	62,699
Accumulated deficit	(3,601)	(4,255)
Accumulated other comprehensive loss	(335)	(329)

Total shareholders’ equity	57,587	58,115

Total liabilities and shareholders’ equity	$82,221	$83,809

(1)	Derived from audited financial statements.
(2)	Amounts reported for 2006 have been reclassified to conform to the current period presentation.

SYNPLICITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Revenue:
License	$3,884	$3,090
Maintenance	6,617	6,690
Bundled license and services	4,398	4,689

Total revenue	14,899	14,469
Cost of revenue:(3)
Cost of license	30	14
Cost of maintenance	382	479
Cost of bundled license and services	95	148
Amortization of intangible assets	248	223

Total cost of revenue	755	864

Gross profit	14,144	13,605
Operating expenses:(3)
Research and development	5,790	6,573
Sales and marketing	6,246	6,331
General and administrative	2,059	2,124
Restructuring charge	—	854

Total operating expenses	14,095	15,882

Income (loss) from operations	49	(2,277)
Other income, net	913	618

Income (loss) before income taxes	962	(1,659)
Income tax provision (benefit)	308	(481)

Net income (loss)	$654	$(1,178)

Net income (loss) per share:

Basic net income (loss) per share	$0.02	$(0.04)

Shares used in basic per share calculation	26,720	27,016

Diluted net income (loss) per share	$0.02	$(0.04)

Shares used in diluted per share calculation	27,719	27,016

(3)	Amortization of stock-based compensation expense relates to the following:

	Three Months Ended March 31,
	2007	2006
Cost of maintenance	$23	$23
Research and development	394	453
Sales and marketing	233	238
General and administrative	229	247